SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 1, 2009 (August 25, 2009)

VELOCITY ASSET MANAGEMENT, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-61570	65-0008442

(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

1800 Route 34 North, Building 4 Suite 404A Wall, NJ		07719

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 556-9090

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On August 25, 2009, Velocity Portfolio Group, Inc. (the “Company”) received a letter from NYSE Amex (the “Exchange”) stating that the Company was not in compliance as a result of the Company being unable to timely file its quarterly report on Form 10-Q for the period ended June 30, 2009. The timely filing of such a report is a continuing listing standard required by Sections 134 and 1101 of the Exchange’s Company Guide.

          Pursuant to the Exchange’s rules, the Exchange may at any time, in view of the circumstances in each case, suspend and remove the Company’s securities from the Exchange when, in its opinion, such security is unsuitable for continued trading on the Exchange. However, the Exchange may give consideration to any prompt corrective action that the Company proposes to take that would enable it to comply with the continued listing standards.

          The letter required the Company to submit such a plan by September 8, 2009, advising the Exchange of action it has taken, or will take, that will bring the Company into compliance by no later than November 24, 2009.

          Attached hereto as Exhibit 99.1 is a copy of the press release, which is required to be filed pursuant to Section 402 of the Exchange’s Company Guide.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 1, 2009.*

* Filed herewith

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY ASSET MANAGEMENT, INC.

/s/ James Mastriani
James Mastriani
Chief Financial Officer

Dated: September 1, 2009